EXHIBIT 3.3

Amendment to By-Laws of

U.S. Home Systems, Inc.

Adopted on December 21, 2007

The By-Laws of U.S. Home Systems, Inc. are hereby amended by (a) deleting Article VI (CERTIFICATES REPRESENTING SHARES) in its entirety, and (b) inserting a new Article VI (CERTIFICATES REPRESENTING SHARES; UNCERTIFICATED SHARES) accordingly as set forth below:

ARTICLE VI

CERTIFICATES REPRESENTING SHARES; UNCERTIFICATED SHARES

Section 1. Certificates for Stock; Uncertificated Shares. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be in the form of uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the adoption of such a resolution authorizing the use of uncertificated shares, every owner of stock of the Corporation represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the capital stock of the Corporation owned by him. Such certificates for the respective classes of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, or the Chief Executive Officer and President, or any Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and the seal of the Corporation shall be affixed thereto; provided, however, that, where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, if the Board shall by Resolution so authorize, the signature of such Chairman of the Board, Chief Executive Officer and President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary and the seal of the Corporation may be facsimile. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether by reason of death, resignation, retirement or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers. A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of the name of the person, firm or corporation owning the stock represented by such certificates or uncertificated shares, the number and class of shares represented by such certificates or uncertificated shares, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation.

Section 2. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes;

or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 3. Lost, Destroyed or Mutilated Stock Certificates. In case of loss, destruction or mutilation of any certificates of stock, another certificate or certificates, or uncertificated shares, may be issued in place thereof upon proof of such loss, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate, or uncertificated shares, may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

Section 4. Registered Shareholders. The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.